UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7180 SW Sandburg St., Ste. 100 Tigard, Oregon	97223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 16, 2013, Bioject Medical Technologies, Inc. (“Bioject”) sold to Mark Logomasini, Edward Flynn, Richard Richieri and Albert Hansen (together, the “Purchasers”) Senior Secured Bridge Promissory Notes in the aggregate amount of $310,000 (the “Notes”). The Notes are secured by all the intellectual property of Bioject and its wholly owned subsidiary Bioject Inc. Messrs. Flynn and Logomasini are directors of Bioject and Mr. Logomasini also is Bioject’s President and Chief Executive Officer. Mr. Hansen is a former director of Bioject. The Notes bear interest at the rate of 10% per year with all principal and interest due on or before December 31, 2014, provided, that the Notes will be prepaid if Bioject can do so but still have adequate cash to fund its ongoing operations for the then forseeable future.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	See Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2013, Mr. Albert Hansen informed the Board of Directors of Bioject of his decision to resign as a member of the Board of Directors of Bioject, effective immediately. Mr. Hansen’s resignation was not due to any disagreement with Bioject’s Board of Directors or its management.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1	Form of Senior Secured Bridge Promissory Note dated July 16, 2013 issued by Bioject Medical Technologies Inc. to the Purchasers.

10.2	Form of Intellectual Property Security Agreement dated July 16, 2013 between Bioject Medical Technologies Inc., Bioject Inc. and the Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2013	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

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